Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-02025 on Form S-8 of our reports dated March 11, 2008 relating to the consolidated financial statements and financial statement schedule of PHI, Inc. and its subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of PHI, Inc. for the year ended December 31, 2007.
DELOITTE & TOUCHE LLP
New Orleans, Louisiana
March 11, 2008